EXHIBIT 10.4

                         OPINION AND CONSENT OF COUNSEL


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                                  [LETTERHEAD]
                                                               THE PHOENIX FUNDS



                                February 24, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

          Re:   Phoenix Multi-Portfolio Fund
                Post-Effective Amendment No. 14 to
                Registration Statement No. 33-19423

Dear Sirs:

     As counsel to Phoenix Investment Counsel, Inc. and Phoenix Realty Securities, Inc., we have participated in the development of and are familiar with the Phoenix Multi-Portfolio Fund, an open-end, management investment company whose shares are the subject of the above-captioned Registration Statement on Form N-1A. Post-effective amendment No. 14 to this Registration Statement added a new portfolio to the Fund referred to below.

     In rendering our opinion, we have examined such documents, records, and matters of law as we deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to us and the correctness of all written or oral statements made to us.

     Based upon this review, we are of the opinion that each class of shares of all Portfolios of the Phoenix Multi-Portfolio Fund have been validly and duly issued, fully paid and non-assessable. Furthermore, we are of the opinion that, after effectiveness of the post-effective amendment and the registration or qualification in the appropriate states, each class of shares of the Phoenix Real Estate Securities Portfolio, when issued, will have been validly and duly issued, fully paid and non-assessable.

     Our opinion is rendered solely in connection with the Registration Statement on Form N-1A under which the Shares will be registered and may not be relied upon for any other purposes without our written consent. We hereby consent to the use of this opinion as an exhibit to such Registration Statement.


                                          Very truly yours,



                                          /s/ Richard J. Wirth
                                          -----------------------
                                          Richard J. Wirth


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